Exhibit 99.1

Contacts:

Jim D’Agostino
Chairman and CEO
713.787.3103

FOR IMMEDIATE RELEASE
Stasa Cushman
VP, Corporate Communications
713.787.3142G

ENCORE BANCSHARES REPORTS SECOND QUARTER 2007 EARNINGS

Net Earnings of $1.7 million or $0.20 per share

HOUSTON – July 26, 2007 – Encore Bancshares, Inc. (NASDAQ: EBTX) today announced earnings for the second quarter of 2007.

Highlights of the second quarter include:

•	Loans receivable grew 15%

•	Deposits increased 12%

•	Assets under management increased 13%

•	Net interest margin improved 16 basis points

“We continue to make progress in changing the mix of our loans and deposits in an effort to improve our net interest margin. We also are pleased to report a 19.2% increase in wealth management earnings,” said James S. D’Agostino, Jr., Chairman and Chief Executive Officer. “We recently completed a successful initial public offering and are focused on improving profitability.”

On July 23, 2007, we completed our initial public offering of 1,904,761 shares of common stock, which priced at $21.00 per share on July 17, 2007. The net proceeds of the offering were received upon completion of the offering and had no effect on our financial position as of June 30, 2007.

Earnings

For the three months ended June 30, 2007, net earnings were $1.7 million, or $0.20 per diluted share, compared with $2.3 million, or $0.30 per diluted share for the same period of 2006. For the six months ended June 30, 2007, net earnings were $3.4 million, or $0.42 per diluted share, compared with $4.6 million, or $0.58 per diluted share for the first six months of 2006. The decrease in net earnings and diluted earnings per share for both periods was due primarily to an anticipated reduction in mortgage banking income.

Net Interest Income

Net interest income for the second quarter of 2007 was $8.0 million, up $274,000, or 3.5%, compared with the second quarter of 2006. The net interest margin improved 16 basis points to 2.67%, as we continued to improve our asset mix by replacing lower yielding mortgage loans and securities with higher yielding commercial and commercial real estate loans. Net interest income for the six months ended June 30, 2007 was $15.7 million, an increase of $443,000, or 2.9%, compared with the same period in 2006. The net interest margin improved 10 basis points to 2.61%, due primarily to improvements in the asset mix. Linked quarter (compared to the immediately preceding quarter), net interest income rose $318,000, or 4.1%, and the net interest margin improved 12 basis points.

Noninterest Income

Noninterest income was $8.7 million in the second quarter of 2007, down $525,000, or 5.7%, compared with the second quarter of 2006. Noninterest income for the six months ended June 30, 2007 was $17.2 million, a decrease of $1.8 million, or 9.4%, compared with the same period of 2006. The decrease in noninterest income for both periods was due primarily to a reduction in mortgage banking income and a decrease in trust and investment management fees due to the sale of certain trust related assets on June 30, 2006. The decrease in mortgage banking income was due to a combination of lower dollar volume on loans sold and lower pricing. Excluding income on the trust related assets sold, trust and investment management fees increased 12.3% the second quarter of 2006 to the second quarter of 2007. Linked quarter noninterest income rose $266,000, or 3.1%.

Noninterest Expense

Noninterest expense was $13.3 million for the second quarter of 2007, up $726,000, or 5.8%, compared with the second quarter of 2006. The change was due primarily to the $391,000 debt extinguishment expense associated with refinancing $15.5 million of junior subordinated debentures in April 2007, as well as the cost associated with opening three new private client offices. Partially offsetting these expenses were lower commissions associated with originating mortgages and a reduction in expenses resulting from the sale of certain trust related assets in 2006. Noninterest expense for the six months ended June 30, 2007 was $25.8 million, up $131,000, or 0.5%, compared with the same period of 2006. Linked quarter noninterest expense rose $827,000, or 6.6%. Excluding the early debt extinguishment, linked quarter noninterest expense rose $436,000, or 3.5%, which was due in part to expenses associated with new offices and expenses in connection with converting Encore Bank to a national bank.

Segment Earnings

On a segment basis, our wealth management group showed earnings of $874,000 for the second quarter of 2007, an increase of $141,000, or 19.2% over the prior year quarter. The rise in earnings was due primarily to a 12.9% growth in assets under management. Our insurance group also reported earnings growth, with earnings of $384,000 for the second quarter of 2007, an increase of $133,000, or 53.0% compared with the prior year quarter, due primarily to growth in commercial business lines. Our banking earnings were $897,000 for the second quarter of 2007, compared with $1.7 million for the second quarter of 2006. The decrease was due primarily to a drop in mortgage banking income.

Loans

Period end loans were $952.8 million at June 30, 2007, an increase of $121.2 million, or 14.6%, from June 30, 2006, and up $20.0 million, or 2.1%, on a linked quarter basis. Average loans were $938.4 million for the second quarter of 2007, an increase of $115.5 million, or 14.0%, compared with the prior year quarter.

Deposits

Period end deposits were $1.0 billion, up $108.5 million, or 11.9%, from June 30, 2006 and up $23.0 million, or 2.3%, on a linked quarter basis. Noninterest-bearing deposits were $106.1 million, up $18.3 million, or 20.9%, from June 30, 2006. Average deposits were $992.3 million for the second quarter of 2007, up $168.6 million, or 20.5% compared with the prior year quarter.

Credit Quality

Net charge-offs for the second quarter of 2007 were $567,000, or 0.24% of average total loans on an annualized basis, compared with $268,000, or 0.13% of average total loans on an annualized basis for the second quarter of 2006. The allowance for loan losses was $10.2 million, or 1.07% of total loans at June 30, 2007, compared with $9.8 million, or 1.05% of total loans at March 31, 2007. At June 30, 2007, non-

accrual loans were $9.1 million, compared with $8.4 million at March 31, 2007. Non-accrual loans consisted primarily of one loan in the amount of $6.3 million to a law firm. The $665,000 increase in non-accrual loans is attributed primarily to two loans, which we anticipate will be resolved in the third quarter without any loss. Loans 90 days past due and still accruing were $2.2 million at June 30, 2007 compared with $100,000 at March 31, 2007. The increase is attributable to a number of small commercial loans. These loans are in the process of being renewed or repaid. Investment in real estate (primarily a branch property under contract for sale) remained unchanged from the first quarter of 2007. We continue to expect that nonperforming assets will be reduced prior to year end 2007.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a bank holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through its main subsidiary Encore Bank, N.A. Encore Bank operates 11 private client offices in Houston and six in southwest Florida. Headquartered in Houston and with $1.3 billion in consolidated assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its subsidiaries Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank’s affiliates are not FDIC insured. Encore Bancshares’ common stock is listed on the NASDAQ Global Market under the symbol “EBTX.”

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Risks and uncertainties include, but are not limited to: competitive pressure among financial institutions; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; changes in the interest rate environment; the continued service of key management personnel;

our ability to attract, motivate and retain key employees; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described in our public filings with the Securities and Exchange Commission.

Encore Bancshares, Inc. | Nine Greenway Plaza, Suite 1000 | Houston, Texas 77046

www.encorebank.com

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006	June 30, 2006
Loan Portfolio:
Commercial:
Commercial	$113,370	$115,896	$113,526	$106,201	$99,036
Commercial real estate	225,985	210,992	190,550	169,811	165,489
Real estate construction	130,168	134,781	121,848	109,761	93,789

Total commercial	469,523	461,669	425,924	385,773	358,314
Consumer:
Residential real estate	355,279	334,156	336,077	317,390	307,775
Home equity lines	76,452	78,430	78,158	75,038	77,416
Consumer installment—indirect	33,622	39,204	44,360	50,020	57,812
Consumer other	17,962	19,334	23,849	28,784	30,275

Total consumer	483,315	471,124	482,444	471,232	473,278

Total loans receivable	$952,838	$932,793	$908,368	$857,005	$831,592

Nonperforming Assets:
Nonaccrual loans	$9,111	$8,446	$9,411	$4,453	$1,794
Accruing loans past due 90 days or more	2,178	100	96	870	979
Restructured loans	—	—	—	—	—

Total nonperforming loans	11,289	8,546	9,507	5,323	2,773

Investment in real estate	1,785	1,785	235	450	607

Total nonperforming assets	$13,074	$10,331	$9,742	$5,773	$3,380

Asset Quality Ratios:
Nonperforming assets to total loans and investment in real estate	1.37%	1.11%	1.07%	0.67%	0.41%
Net charge-offs to average loans	0.24%	0.07%	1.02%	0.09%	0.13%
Allowance for loan losses to period-end loans	1.07%	1.05%	1.00%	1.18%	1.15%
Allowance for loan losses to nonperforming loans	90.07%	114.56%	95.26%	190.17%	344.03%

Deposits:
Noninterest-bearing deposits	$106,064	$112,585	$131,476	$86,845	$87,747
Interest checking	172,079	174,602	191,683	162,172	167,170
Money market and savings	368,682	329,414	332,605	323,724	275,518
Time deposits less than $100,000	166,482	174,281	178,216	173,340	175,747

Core deposits	813,307	790,882	833,980	746,081	706,182

Time deposits $100,000 and greater	188,075	195,894	187,864	184,339	176,776
Brokered deposits	18,890	10,522	8,967	8,988	28,837

Total deposits	$1,020,272	$997,298	$1,030,811	$939,408	$911,795

Assets Under Management	$2,683,841	$2,609,893	$2,509,185	$2,403,681	$2,377,780

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006	June 30, 2006
Allowance for loan losses at beginning of quarter	$9,790	$9,056	$10,123	$9,540	$8,991

Charge-offs:
Commercial:
Commercial	—	—	(1,488)	—	—
Commercial real estate	—	—	—	—	—
Real estate construction	—	—	—	—	—

Total commercial	—	—	(1,488)	—	—

Consumer:
Residential real estate	(416)	(84)	(66)	(27)	(89)
Home equity lines	—	(10)	(61)	(71)	(39)
Consumer installment—indirect	(215)	(80)	(439)	(174)	(230)
Consumer other	(24)	(144)	(340)	(76)	(79)

Total consumer	(655)	(318)	(906)	(348)	(437)

Total charge-offs	(655)	(318)	(2,394)	(348)	(437)

Recoveries:
Commercial:
Commercial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Real estate construction	—	—	—	—	—

Total commercial	—	—	—	—	—

Consumer:
Residential real estate	7	26	3	99	69
Home equity lines	—	43	—	1	—
Consumer installment—indirect	45	64	100	43	69
Consumer other	36	19	20	23	31

Total consumer	88	152	123	166	169

Total recoveries	88	152	123	166	169

Net charge-offs	(567)	(166)	(2,271)	(182)	(268)

Provision for loan losses	945	900	1,204	765	817

Allowance for loan losses at end of quarter	$10,168	$9,790	$9,056	$10,123	$9,540

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2007	2007	2006	2006	2006
Banking
Net interest income	$8,258	$8,035	$7,732	$7,927	$8,085
Provision for loan losses	945	900	1,204	765	817
Noninterest income	2,807	2,481	2,978	2,620	3,247
Noninterest expense	8,853	8,453	8,522	8,223	8,081

Earnings before income taxes	1,267	1,163	984	1,559	2,434
Income tax expense	370	396	373	445	737

Net earnings	$897	$767	$611	$1,114	$1,697

Total assets at quarter end	$1,292,112	$1,301,562	$1,342,446	$1,304,825	$1,332,895

Wealth Management
Net interest income	$77	$73	$73	$66	$44
Noninterest income	4,268	4,244	4,160	3,898	4,665
Noninterest expense	2,988	3,027	3,190	2,860	3,502

Earnings before income taxes	1,357	1,290	1,043	1,104	1,207
Income tax expense	483	467	344	440	474

Net earnings	$874	$823	$699	$664	$733

Total assets at quarter end	$44,395	$43,935	$42,684	$41,419	$41,045

Insurance
Net interest income	$36	$27	$26	$19	$20
Noninterest income	1,637	1,716	1,117	1,352	1,343
Noninterest expense	1,057	982	937	986	980

Earnings before income taxes	616	761	206	385	383
Income tax expense	232	272	195	133	132

Net earnings	$384	$489	$11	$252	$251

Total assets at quarter end	$9,101	$9,278	$8,231	$8,219	$8,835

Other
Net interest expense	$(373)	$(455)	$(443)	$(462)	$(425)
Noninterest income	9	14	(11)	10	(9)
Noninterest expense	391	—	—	—	—

Loss before income taxes	(755)	(441)	(454)	(452)	(434)
Income tax benefit	(258)	(137)	(297)	(121)	(102)

Net loss	$(497)	$(304)	$(157)	$(331)	$(332)

Total assets at quarter end	$(58,407)	$(59,788)	$(56,518)	$(55,511)	$(55,093)

Consolidated
Net interest income	$7,998	$7,680	$7,388	$7,550	$7,724
Provision for loan losses	945	900	1,204	765	817
Noninterest income	8,721	8,455	8,244	7,880	9,246
Noninterest expense	13,289	12,462	12,649	12,069	12,563

Earnings before income taxes	2,485	2,773	1,779	2,596	3,590
Income tax expense	827	998	615	897	1,241

Net earnings	$1,658	$1,775	$1,164	$1,699	$2,349

Total assets at quarter end	$1,287,201	$1,294,987	$1,336,843	$1,298,952	$1,327,682

Encore Bancshares, Inc. and Subsidiaries

YIELD ANALYSIS

(Unaudited, dollars in thousands)

	For the Three Months Ended June 30,
	2007			2006
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$938,356	$16,346	6.99%	$822,863	$13,740	6.70%
Mortgages held-for-sale	53,926	1,202	8.94%	84,436	1,914	9.09%
Securities	183,008	1,745	3.82%	296,980	2,878	3.89%
Federal funds sold and other	27,755	382	5.52%	27,960	355	5.09%

Total interest-earning assets	1,203,045	19,675	6.56%	1,232,239	18,887	6.15%
Less: Allowance for loan losses	(9,843)			(9,138)
Noninterest-earning assets	103,512			100,198

Total assets	$1,296,714			$1,323,299

Liabilities, shareholders' equity and puttable common stock:
Interest-bearing liabilities:
Interest checking	$167,956	$1,267	3.03%	$168,360	$943	2.25%
Money market and savings	340,950	3,677	4.33%	214,075	1,912	3.58%
Time deposits	373,669	4,581	4.92%	357,436	3,752	4.21%

Total interest-bearing deposits	882,575	9,525	4.33%	739,871	6,607	3.58%
Borrowings and repurchase agreements	161,698	1,779	4.41%	365,648	4,131	4.53%
Junior subordinated debentures	20,930	373	7.15%	20,619	425	8.27%

Total interest-bearing liabilities	1,065,203	11,677	4.40%	1,126,138	11,163	3.98%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	109,753			83,893
Other liabilities	12,127			13,196

Total liabilities	1,187,083			1,223,227
Shareholders' equity and puttable common stock	109,631			100,072

Total liabilities, shareholders' equity and puttable common stock	$1,296,714			$1,323,299

Net interest income		$7,998			$7,724

Net interest spread			2.16%			2.17%
Net interest margin			2.67%			2.51%

Encore Bancshares, Inc. and Subsidiaries

YIELD ANALYSIS

(Unaudited, dollars in thousands)

	For the Six Months Ended June 30,
	2007			2006
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$927,498	$32,154	6.99%	$816,212	$26,819	6.63%
Mortgages held-for-sale	53,107	2,323	8.82%	76,007	3,317	8.80%
Securities	207,450	4,018	3.91%	306,095	5,951	3.92%
Federal funds sold and other	23,700	660	5.62%	26,309	620	4.75%

Total interest-earning assets	1,211,755	39,155	6.52%	1,224,623	36,707	6.04%
Less: Allowance for loan losses	(9,557)			(8,958)
Noninterest-earning assets	102,554			98,899

Total assets	$1,304,752			$1,314,564

Liabilities, shareholders' equity and puttable common stock:
Interest-bearing liabilities:
Interest checking	$175,608	$2,568	2.95%	$165,780	$1,785	2.17%
Money market and savings	337,987	7,296	4.35%	214,412	3,532	3.32%
Time deposits	374,023	9,117	4.92%	351,687	7,159	4.10%

Total interest-bearing deposits	887,618	18,981	4.31%	731,879	12,476	3.44%
Borrowings and repurchase agreements	167,147	3,668	4.43%	369,930	8,162	4.45%
Junior subordinated debentures	20,806	828	8.03%	20,619	834	8.16%

Total interest-bearing liabilities	1,075,571	23,477	4.40%	1,122,428	21,472	3.86%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	107,862			80,558
Other liabilities	12,941			12,559

Total liabilities	1,196,374			1,215,545
Shareholders' equity and puttable common stock	108,378			99,019

Total liabilities, shareholders' equity and puttable common stock	$1,304,752			$1,314,564

Net interest income		$15,678			$15,235

Net interest spread			2.12%			2.18%
Net interest margin			2.61%			2.51%